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                                                                 EXHIBIT 12.1

                            VANSTAR CORPORATION

           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                             FISCAL YEAR     SEVEN MONTHS        FISCAL YEAR ENDED
                                                ENDED           ENDED                APRIL 30,
                                             SEPTEMBER 30,     APRIL 30,    ---------------------------
                                                 1993            1994        1995      1996       1997
                                             -------------   ------------   -------   -------   -------
Earnings:
   Income from continuing operations before
     provisions for income taxes............   $(25,492)       $(11,615)    $ 2,149   $12,782   $54,903
   Add:
      Interest expense......................     23,045          12,789      32,555    35,804    17,061
      Portion of rents representative
        of the interest factor..............      5,067           2,900       4,733     4,600     6,467
                                               --------        --------     -------   -------   -------
         Earnings...........................   $  2,620        $  4,074     $39,437   $53,186   $78,431
                                               --------        --------     -------   -------   -------
                                               --------        --------     -------   -------   -------

Fixed charges:
   Interest expense.........................   $ 23,045        $ 12,789     $32,555   $35,804   $17,061
   Portion of rents representative
     of the interest factor.................      5,067           2,900       4,733     4,600     6,467
                                               --------        --------     -------   -------   -------
      Total fixed charges...................   $ 28,112        $ 15,689     $37,288   $40,404   $23,528
                                               --------        --------     -------   -------   -------
                                               --------        --------     -------   -------   -------

Ratio of earnings to fixed charges..........       0.09            0.26        1.06      1.32      3.33
                                               --------        --------     -------   -------   -------
                                               --------        --------     -------   -------   -------

Excess (deficiency) of earnings over
  fixed charges.............................   $(25,492)       $(11,615)    $ 2,149   $12,782   $54,903
                                               --------        --------     -------   -------   -------
                                               --------        --------     -------   -------   -------
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